MTS SYSTEMS

CORPORATION

2008 ANNUAL

REPORT TO OUR

SHAREHOLDERS

financial highlights

2007

2008

(Expressed in thousands, except per share and percent data)

Revenue

Net income

Earnings per share, diluted

Cash provided by operating activities

Return on sales

Return on equity

Dividends per share

Weighted average shares outstanding, diluted

Orders

Backlog of orders at year-end

$   410,091

$   460,515

$     41,996

$     49,191

$         2.29

$         2.80

$     44,915

$     30,174

10.2%

10.7%

24.8%

25.9%

$         0.48

$         0.60

       18,330

17,544

$    421,437

$   485,274

$   204,558

$   234,710

geographic revenue

SENSORS

AMERICAS

27%

EUROPE

50%

ASIA

23%

TEST

AMERICAS

EUROPE

ASIA

39%

29%

32%

$500M

$500M

375

375

250

250

125

125

0

0

04

05

06

07

08

$500M

$60M

375

45

250

30

125

15

0

0

04

05

06

07

08

$3.00

40%

2.25

30

1.50

20

.75

10

0

0

04

05

06

07

08

$40M

$200M

30

150

20

100

10

50

0

0

04

05

06

07

08

Orders

Backlog

Revenue

Net Income

Diluted EPS

Return on Equity4

Debt

Cash(1)

(1)Cash, cash equivalents and short-term investments.

unwavering.

For more than 40 years, MTS has been driven by the pursuit of helping customers build confidence in the performance of their products. We remain unwavering in that focus today. With talented and dedicated people, a broad geographic and market mix, and core strengths that align with emerging global opportunities, we are confident in our ability to continue delivering for all of our stakeholders well into the future.

MTS  technology and services help researchers,

engineers and manufacturers design and develop

higher-quality products faster and at a lower cost.

3

Our recent acquisition of the SANS Group
expands our sales and service coverage,
as well as our product offerings in China.

to our shareholders

We are at the dawn of a new year facing extraordinary uncertainty. It is important for us to reflect on 2008, but we must also quickly apply our learnings from the past to better position ourselves for the future.

MTS had a great year and the credit for this accomplishment goes to our people. Our legacy is built on the talent and dedication of MTS employees, and our future depends on it. Throughout the experiences of my first year of leading MTS, I have seen this commitment firsthand, and it continues to inspire me in new ways every day.

First, some highlights for 2008. We booked record orders in both segments during the year. In the Test segment, our growth in the Americas and Europe, in both our custom as well as our standard and aftermarket business, reflected a multi-year commitment to growing our core business. This commitment included building excellence in our worldwide selling teams, modularizing our load frame and test software product families, developing new aftermarket offerings, streamlining our controls platform, and driving operational excellence to enhance our customers’ experience.

Our focus on organic growth in China over the last several years contributed significantly to the strong year in Test. In addition, through our work to enhance our business partner program, we have grown with our business partners in Brazil, India, Eastern Europe and elsewhere. We continue to invest in delivering new value to our traditional customers, while also investing to serve new customers in new places.

While our Test gross margin rates were down for much of the year due to issues with development on some of our large custom projects, we successfully addressed these issues and delivered gross-margin rates at their expected historical levels in the fourth quarter. Today, we have completed nearly all of these projects, which have translated to new testing capabilities for our customers in motor sports, heavy truck, motorcycle and passenger car applications.

Visit www.mts.com/AR08/CEO.html
to watch a brief video of CEO
Laura Hamilton discussing MTS.

In October, we acquired the SANS Group, a $30 million (revenue) Chinese electromechanical and static hydraulic test solutions company. SANS’ extensive sales and service network in China dramatically expands our China coverage, and their product offering will supplement our growth in other emerging regions.

In our Sensors segment, we made equally impressive progress in both strategic initiatives and financial performance. The segment’s strong combination of enhancing technical performance while driving down cost continued to deliver the day. For example, we expanded our presence in steel applications by introducing products with advanced linearization capabilities, which are being used by companies such as Siemens in applications that were previously limited to more expensive technologies. Such sensing innovations allow our customers to deliver a more robust and lower-cost solution, while helping MTS to increase market share.

5

Clean energy initiatives continue to attract
significant investment dollars around the world,
even during difficult economic times.

Results like these helped Sensors achieve strong top-line growth despite slowing economics around the world. Sensors’ results also reflect progress in mobile hydraulics, an emerging market where customers like Caterpillar and Terex are introducing intelligent machines to the market. By developing sensors that perform in harsh outdoor environments and meet market price points, MTS is participating in an exciting revolution.

As we have said before, MTS is about hitting singles and doubles. In baseball, if you hit a lot of singles, you get on base. If you get on base, you score runs. And if you score runs, you ultimately will win the game. We just had a great inning. While we would love to savor the results, it’s time to get back up to bat and do it again. Only this time it’s going to be harder.

TOUGH ECONOMY, EXCITING TRENDS

We’re all well aware of the current global economic struggles. Today’s economy looks nothing like it did twelve months ago, or even twelve weeks ago. Credit and cash flow are tight. More businesses are adopting a “wait-and-see” approach to purchasing in all industries, including those we serve.

Despite the turmoil, global macro-trends continue to attract significant investment. These trends may slow due to economic circumstances, but they will likely not change fundamentally.

A focus on energy and the environment has attracted trillions of dollars in technology investments around the world. Concerns over clean energy sources, energy consumption and global footprint are creating an era of redesign. Whether we’re redesigning cars to run on electricity or redesigning our industrial machines to increase output per energy unit consumed, people around the world are rethinking the way things work. This is spurring incredible investment in product development, even during tough times.

And globalization, while it may have slowed, is not going away. Significant infrastructure investment continues in emerging geographies such as China, India, Russia, Eastern Europe and Brazil, as these economies continue to develop and work to compete globally. Businesses there continue to build their capabilities in more sophisticated production and product development, as they strive to expand their operations from regional to global in scope.

CAUTIOUS BUT OPTIMISTIC

As you would expect, the unprecedented economic uncertainty has a major impact on how MTS will manage the business in the days ahead. We have good strategies and will continue to stay focused and implement them aggressively. We are working to be even closer to our customers, to understand and be responsive to their changing needs. We have great employees who will be asked to do more in tough times. And we are tightly controlling our spending to provide flexibility as we work through the uncertainty.

We will be cautious about the extent and duration of the global economic slowdown. But we remain optimistic about the opportunity. We enter 2009 with a broad geographic and market reach, strong business fundamentals, employees that are energized and engaged, and global macro-trends that continue to create opportunity for our customers and MTS. This company has weathered many storms in its 42-year history, and will rise to the challenge again. I am honored to lead MTS at this time.

Chair and Chief Executive Officer

7

Test

The vast Test hardware and software offering includes both standard tools and custom solutions, which are used worldwide by customers ranging from suppliers and researchers to large manufacturers. MTS customers rely on these solutions to maximize their designs, improve test lab productivity and enhance time-to-market performance. Our integrated systems are globally recognized for enabling the efficient characterization of materials, components, subsystems and prototypes.

INDUSTRIES

» Aerospace

» Biomedical

» Ground vehicles

» Infrastructure: Geomechanical, civil and seismic engineering

MTS ADVANTAGES

» Application knowledge

» Technology leadership

» Comprehensive offerings

» Worldwide service and consultation

» Standard and custom solutions

KEY CUSTOMERS

Aerospace: Airbus, Bell Helicopters, Boeing, CEAT, Cessna, Eclipse, Embraer, GE Engines, Honda Aircraft, IMA, Japan Defense Agency, Lockheed Martin, NASA, NIAR, Pratt & Whitney, Rolls Royce Aero Engines, Raytheon, Sikorsky Helicopter

Ground vehicles: Arvin-Meritor, Audi, BMW, Bridgestone/Firestone, Daimler-Chrysler, Delphi, Ferrari, Ford, General Motors, Goodyear, Honda, Hyundai, Nissan, Renault, Tenneco, Toyota, TRW, U.S. Army, Visteon, Volkswagen, Volvo

Infrastructure and biomedical: Boston Scientific, DePuy, Japan National Research Institute, LLNL, Medtronic, Sandia National Labs, State University of New York, Stryker, Synthes, Taiwan National Center of Research for Earthquake Engineering, UCSD, Zimmer

STRATEGIC OUTLOOK

In addition to a strong global base of existing MTS customers, we see continued investment in emerging economies, energy and the environment bringing new players into the testing marketplace worldwide. We believe these trends will help sustain demand for our unmatched testing expertise, product depth and geographic availability.

$300  $341  $390

$324  $333  $364

$43   $39   $41

13%  12%  11%

  06     07    08

  06     07    08

  06     07    08

  06     07    08

ORDERS
$ millions

REVENUE
$ millions

INCOME FROM
OPERATIONS
$ millions

INCOME FROM
OPERATIONS
as percent of revenue

9

Sensors

MTS provides highly precise and durable position and velocity sensors that help fixed and mobile equipment manufacturers automate their machine functions. Leveraging exclusive technologies in magnetostrictive sensing, our sensors allow customers to achieve high levels of manufacturing speed, safety and efficiency.

INDUSTRIES

» Aircraft assembly

» Fluid power

» Medical products

» Metal and Plastics

» Mobile equipment

» Wind and clean energy

» Wood processing

MTS ADVANTAGES

» Exclusive technologies in magnetostriction sensing

» Unrivaled application expertise

» Worldwide service and consultation

KEY CUSTOMERS

Bosch Rexroth, Caterpillar, Claas, CNH, DeMag Plastics, Eaton, Festo, Husky Injection Molding, Krones, Negri Bossi, Nissei Plastics, Parker, Siemens, Sinopec, Stryker, Terex

STRATEGIC OUTLOOK

Difficult economic times place immense pressure on industrial manufacturers to reduce operating expenses by improving efficiency. We believe organizations will continue to leverage MTS sensors to help them achieve greater precision and productivity from their automated machine functions.

$66    $81   $95

$64    $77   $96

$11    $15   $21

17%   19%   21%

  06      07     08

  06      07     08

  06      07     08

  06      07     08

ORDERS
$ millions

REVENUE
$ millions

INCOME FROM
OPERATIONS
$ millions

INCOME FROM
OPERATIONS
as percent of revenue

11

Corporate information

Board of Directors

Laura B. Hamilton
Chair and
Chief Executive Officer
MTS Systems Corporation

Joseph M. O’Donnell
Chief Executive Officer
Inmar Inc.

Jean-Lou Chameau
President
California Institute of Technology

Merlin E. Dewing
Chairman and Founder
Dewing Financial Services, Inc.

Brendan C. Hegarty
Consultant
Former Chief Executive Officer
NanoMagnetics

Lois M. Martin
Senior Vice President and
Chief Financial Officer
Capella Education Company

Barb J. Samardzich
Vice President
Powertrain Engineering
Ford Motor Company

Notice of Annual Meeting

The annual meeting of shareholders will be
held at 3:00 p.m. (Central Standard Time)
on Wednesday, February 4, 2009, at the
Company’s headquarters in Eden Prairie,
Minnesota. Shareholders who cannot attend
the meeting are urged to exercise their right
to vote by proxy via the mail, phone
or internet.

Common Stock

MTS’ common stock publicly trades on the
NASDAQ Global Select MarketSM under the
symbol MTSC.

Executive Management

Laura B. Hamilton
Chair and
Chief Executive Officer

Joachim Hellwig
Vice President
Sensors

Susan E. Knight
Vice President
Chief Financial Officer

Kathleen M. Staby
Vice President
Human Resources and Strategy

Corporate Officers

John R. Houston
Corporate Secretary
Partner, Robins, Kaplan,
Miller & Ciresi LLP

Janet Roemer
Assistant Corporate Secretary

Investor Relations

Susan E. Knight
Chief Financial Officer
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota
55344-2290
Telephone: 952-937-4005
Email: sue.knight@mts.com

Stock Transfer

Wells Fargo Shareowner Services
Phone: 800.401.1957
www.shareowneronline.com

Dividend Reinvestment Plan

Shareholders may invest MTS
dividends and purchase additional shares
of MTS stock. Shareholders may obtain
further details by calling Wells Fargo
Shareowner Services at 800-468-9716.

Trademarks

MTS and MTS logo are registered
trademarks of MTS Systems Corporation.

Corporate Headquarters

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota
55344-2290
Telephone: 952-937-4000
info@mts.com
www.mts.com

North American Subsidiaries

MTS Testing Systems (Canada) Ltd.

European Subsidiaries

MTS Automotive Sensors GmbH
MTS Holdings France, SARL
MTS Sensor Technologie und
   Verwaltungs - GmbH
MTS Sensor Technologie
   GmbH and Co. KG
MTS Systems SAS
MTS Systems GmbH
MTS Systems Ltd.
MTS Systems Norden AB
MTS Systems srl
MTS System Switzerland GmbH

Asian Subsidiaries

MTS (Japan) Ltd.
MTS Korea, Inc.
MTS Sensors Technology K.K.
MTS Systems (China), Inc.
MTS Systems (Hong Kong), Inc.
MTS Systems (China) Co., Ltd.

Visit www.mts.com/AR08/CEO.html to
watch a brief video of CEO Laura Hamilton
discussing MTS and its opportunities.

100-207-918 PRINTED IN THE U.S.A. 1208
©2008 MTS SYSTEMS CORPORATION